SECOND AMENDMENT

TO

GENERAL AGENT SALES AGREEMENT

SECOND AMENDMENT TO GENERAL AGENT SALES AGREEMENT, dated as of April 1, 2008 by and between MONY LIFE INSURANCE COMPANY OF AMERICA (“MONY America”), an Arizona life insurance company, and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC executing this Agreement below (collectively, the “General Agent”).

MONY Life and the General Agent hereby modify and amend the General Agent Sales Agreement dated as of June 6, 2005 between them (the “Sales Agreement”) by restating Schedule 1 of Exhibit A of the Sales Agreement in its entirety as more particularly set forth on the restated Schedule 1 attached hereto to reduce the compensation on scheduled premiums on MONY Life’s One Year Term Life Insurance from 99% for all issue ages to 10% for issue ages below 80 and to 5% for issue ages 80 and above.

Except as modified and amended hereby, the Sales Agreement is in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to General Agent Sales Agreement to be duly executed and delivered as of the day and year first above written.

MONY LIFE INSURANCE COMPANY OF AMERICA			AXA NETWORK, LLC
AXA NETWORK OF CONNECTICUT,
MAINE AND NEW YORK, LLC
By:	/s/ Richard Dziadzio		AXA NETWORK OF PUERTO RICO, INC.
	Richard Dziadzio Executive Vice President and Chief Financial Officer		AXA NETWORK INSURANCE AGENCY
OF TEXAS, INC.

		By:	/s/ Andrew McMahon
Andrew McMahon Chairman of the Board

EXHIBIT A

AMENDED AND RESTATED SCHEDULE 1

EFFECTIVE AS OF April 1, 2008

General Agent Compensation for Life Insurance Sales and Servicing

This Amended and Restated Schedule 1 of Exhibit A is effective as of the date set forth above and is attached to and made part of the General Agent Sales Agreement dated June 6, 2005 by and between MONY Life Insurance Company of America and AXA Network, LLC.

Compensation to General Agent in connection with the sale and servicing of life insurance policies will be calculated on a policy by policy basis. Total compensation to General Agent in respect of the sale and servicing of each life insurance policy will be a percentage of the premiums received by MONY America and, where applicable, fund-based basis points as more particularly set forth in the following tables:

Commissions on New Sales of Individual Permanent Life Insurance Products:

Type of Premium	Percentage
MONY VUL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	5.0%
Asset Based Trailer	0.0%

MONY ISWL
First policy year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	4.0%

Group UL
First Policy Year up to Target	110%
Excess Premiums (Policy Year 1)	4.0%
Renewals[1]	4.8%

[1]	Policy Year 2 and later

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Exhibit A

Amended and Restated Schedule 1 (cont.)

Effective as of April 1, 2008

Type of Premium	Percentage

Corporate Owned Life Insurance
First Policy Year up to Target	30.8%
Excess Premiums (Policy Year 1)	13.6%
Renewals[2]	15.0%
Asset Based Trailer[2]	0.20%[3]

Bank Owned Life (BOLI)
Single Premium	5.0%
Asset Based Trailer[2]	0.25%[3]

All Other MLOA Products
First Policy Year up to Target	110.0%
Excess Premiums (Policy Year 1)	4.0%
Renewals[2]	5.0%
Asset Based Trailer	0.0%

Commissions on New Sales of Individual Term Life Insurance Products:

Type of Premium	Percentage
First Year
One Year Term Life (GF #148-51)	10% (5% for issue ages 80 and above)
10 Year Level Term	110%
15 Year Level Term	120%
20 Year Level Term	130%
30 Year Level Term	130%
Yearly Renewable Term	95%
Renewals	0.0%

Commissions on In-force Permanent Life Insurance Products (except COLI and BOLI):

Type of Premium	Percentage

Renewals[2]	5.0%
Asset Based Trailer	0.0%

[2]	Policy Year 2 and later.
[3]	Based on unloaned policy account value.

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Commissions on In-force COLI:

Type of Premium	Percentage

Renewals[4]	15.0%
Asset Based Trailer[4]	0.20% [5]

Commissions on In-force BOLI:

Type of Premium	Percentage

Asset Based Trailer[4]	0.25% [5]

Commissions on In-force Term Life Insurance Products:

Type of Premium	Percentage

Renewals[6]	3.0%
Renewals[7]	0.0%

[4]	Policy Year 2 and later.
[5]	Based on unloaned policy account value.
[6]	Applies to policies issued prior to 7/29/02.
[7]	Applies to policies issued on or after 7/29/02.

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